                                                                     EXHIBIT 21
Subsidiaries of NEXTEL COMMUNICATIONS, INC. at December 31, 1997

A & B Electronics, Inc. (6)                                      NEW MEXICO
Airfone Holdings, Inc. (10)                                      DELAWARE
Corporation Mobilcom S.A. de C.V. (13)                           MEXICO
Dial Call Midwest, Inc.                                          DELAWARE
Dial Distance, Inc.                                              DELAWARE
FCI 900, Inc.                                                    DELAWARE
Fort Worth Trunked Radio Limited Partnership (2)                 TEXAS
McCaw International (Brazil), Ltd. (12)                          VIRGINIA
Nextel Argentina S.R.L. (15)                                     ARGENTINA
Nextel Aviation, Inc. (7)                                        DELAWARE
Nextel Communications of the Mid-Atlantic, Inc. (1)              DELAWARE
Nextel Finance Company                                           DELAWARE
Nextel International, Inc. (7)                                   WASHINGTON
Nextel International (Argentina), Ltd. (14)                      CAYMAN ISLANDS
Nextel International (CanMex), Ltd. (9)                          DELAWARE
Nextel International (Delaware), Ltd. (8)                        DELAWARE
Nextel International (Holdings), Ltd. (9)                        CAYMAN ISLANDS
Nextel International (Indonesia), LLC (16)                       CAYMAN ISLANDS
Nextel International Investment Company (9)                      DELAWARE
Nextel International (Peru), LLC (16)                            CAYMAN ISLANDS
Nextel International (Philippines), LLC (16)                     CAYMAN ISLANDS
Nextel International (Services), Ltd. (8)                        DELAWARE
Nextel License Acquisition Corp. (1)                             DELAWARE
Nextel License Holdings 1, Inc. (4)                              DELAWARE
Nextel License Holdings 2, Inc. (5)                              DELAWARE
Nextel License Holdings 3, Inc. (4)                              DELAWARE
Nextel License Holdings 4, Inc. (5)                              DELAWARE
Nextel of New York, Inc. (1)                                     DELAWARE
Nextel of California, Inc. (1)                                   DELAWARE
Nextel of Texas, Inc. (1)                                        TEXAS
Nextel S.A. (11)                                                 BRAZIL
Nextel South Corp. (1)                                           GEORGIA
Nextel West Corp. (1)                                            DELAWARE
Pittencrieff Communications, Inc. (1)                            DELAWARE
Radiocall Service and Systems, Inc. (3)                          CALIFORNIA
SRI, Inc. (1)                                                    VIRGINIA
Safety Net, Inc.                                                 DELAWARE
Smart SMR, Inc. (1)                                              DELAWARE
Spectrum Resources of the Northeast, Inc. (1)                    DELAWARE
Top Mega Enterprises Ltd. (18)                                   HONG KONG
Unrestricted Subsidiary Funding Company                          DELAWARE
Valorcom S.A. (17)                                               PERU

(1)   100%  owned by Nextel Finance Company
(2)   75%  owned by Nextel of Texas, Inc.
(3)   100% owned by Nextel of California, Inc.
(4)   100% owned by Nextel South Corp.
(5)   100% owned by Nextel West Corp.
(6)   100% owned by Pittencrieff Communications, Inc.
(7)   100% owned by Unrestricted Subsidiary Funding Company
(8)   100% owned by Nextel International, Inc.
(9)   100% owned by Nextel International (Delaware), Ltd.
(10)  100% owned by McCaw International (Brazil), Ltd.
(11)  77% owned by Airfone Holdings, Inc.
(12)  81% owned by Nextel International, Inc.
(13)  76.5%  owned by Nextel International (CanMex), Ltd.
(14)  100% owned by Nextel International (Holdings), Ltd.
(15)  100% owned by Nextel International (Argentina), Ltd.
(16) 99% owned by Nextel International (Holdings), Ltd. and 1% owned by Nextel International (Delaware), Ltd.
(17)  70.05% owned by Nextel International (Peru) LLC
(18)  100% owned by Nextel International (Philippines) LLC